Issued: [ ], 2024 WARRANT TO PURCHASE SHARES of ARCHER AVIATION INC. THIS CERTIFIES THAT, for value received, Blue Skies Consulting & Trading Limited, a company organized and existing under the laws of Hong Kong, or its registered assigns (the “Holder”), is entitled, subject to the terms and conditions set forth herein, to purchase from ARCHER AVIATION INC., a Delaware corporation (the “Company”), Shares (as defined below), in the amounts, at such times and at the price per share set forth herein. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. 1. Purchase of Shares. Subject to the terms and conditions herein, the Holder is entitled, upon surrender of this Warrant to the Company, to purchase from the Company up to 57,050 shares of the Company’s Class A Common Stock (such type of shares, the “Common Stock”, and such number and actual shares as adjusted pursuant to Section 8 hereof, the “Shares”). 2. Exercise Price and Exercise Period. 2.1 Exercise Price. The exercise price for the Shares shall be $0.01 per Share (as adjusted pursuant to Section 8 hereof, the “Exercise Price”). 2.2 Vesting of Shares; Exercisability. Subject to Section 2.3 below, the Shares issuable under this Warrant will become vested and exercisable as set out in Exhibit B attached hereto. 2.3 Expiration Date. This Warrant shall be exercisable, in whole or in part, but solely with respect to the Shares which have become vested in accordance with Section 2.2, at any time and from time to time on or before the earliest of (i) immediately prior to the closing of (subject to Section 4 hereof) a Liquidation Event or (ii) 5:00 p.m. Eastern time on the 5th anniversary of the date hereof (the “Expiration Date”). 2.4 Definitions. As used herein: “Affiliate” shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the entity specified. For purposes of this definition, “control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise, for so long as the control exists. “Liquidation Event” means the occurrence of any of the following: (i) the consolidation of the Company with, or the merger of the Company with or into, another “person” (as such term is used in Rule 13d-3 and Rule 13d-5 of the Exchange Act), or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, or the consolidation of another “person” with, or the merger of another “person” into, the Company, other than in each case pursuant to a transaction in which the “persons” that “beneficially owned” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, the Voting Shares (as defined below) of the Company immediately prior to the transaction “beneficially own”, directly or indirectly, Voting Shares representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person; (ii) the adoption by the Company of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” directly or indirectly, of more than 50% of the Voting Shares of the Company (measured by voting power rather than number of shares) provided that for the purposes of this clause (iii), any outstanding shares of the Company’s Class B Common Stock shall be treated as shares of Common Stock on an as-converted basis and no effect shall be given to the voting power of outstanding shares of the Company’s Class B Common Stock in excess of the voting power of such Common Stock; or (iv) the first day on which a majority of the members of the Company’s Board of Directors (the “Board”) does not consist of Continuing Directors (as defined below). For the purposes of this Section 2.4, (i) “Voting Shares” of any person shall mean capital shares or capital stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency, and (ii) “Continuing Director” shall mean, as of any date of determination, any member of the Board who (i) was a member of the Board on the date hereof or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election and who voted with respect to such nomination or election; provided that a majority of the members of the Board voting with respect thereto shall at the time have been Continuing Directors. “Statement of Work” shall mean that certain Statement of Work, dated as of April 17, 2023 and as amended on April 27, 2024, entered into by and between the Company and Holder. 3. Method of Exercise. (a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier’s or other check acceptable to the Company or by wire transfer to an account designated by the Company, of an amount equal to the aggregate Exercise Price of the Shares being purchased. (b) Net Issue Exercise. In lieu of exercising this Warrant, the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of Shares computed using the following formula: Y (A-B) X = ——————— A Where: X = the number of the Shares to be issued to the Holder. Y = the number of the Shares purchasable under this Warrant. A = the fair market value of one Share on the date of determination. B = the per share Exercise Price (as adjusted to the date of such calculation). 2

(c) Automatic Cashless Exercise. To the extent that there has not been an exercise by the Holder pursuant to Section 3(a) or 3(b) hereof, any portion of the Warrant that remains vested and exercisable but unexercised shall be exercised automatically to the extent vested and exercisable, upon the Expiration Date (including a Liquidation Event) pursuant to the mechanics described in Section 3(b). (d) Fair Market Value. For purposes of Section 3(b), the per share fair market value of the Shares shall mean: (i) If the Company’s Common Stock is publicly traded, the per share fair market value of the Shares shall be the average of the closing prices of the Common Stock on the principal exchange on which the Common Stock is listed or if the Common Stock is not so listed, as quoted on the Over-the-Counter Bulletin Board, in each case for the fifteen trading days ending five trading days prior to the date of determination of fair market value; (ii) if the Common Stock is not so publicly traded, the per share fair market value of the Shares shall be such fair market value as is determined in good faith by the Board after taking into consideration factors it deems appropriate, including, without limitation, recent valuations undertaken by the Company, recent bona fide offers to acquire the Company or make a substantial equity investment and/or sale and offer prices of the capital stock of the Company in private transactions negotiated at arm’s length. 4. Treatment of Warrant Upon a Liquidation Event. In the event of a Liquidation Event, either (a) Holder shall affirmatively exercise or convert this Warrant in full with respect to all remaining Shares for which the Warrant is then exercisable and such exercise or conversion will be deemed effective immediately prior to the consummation of such Liquidation Event or (b) if Holder affirmatively elects not to exercise or convert the Warrant, this Warrant will expire upon the consummation of such Liquidation Event; provided, however, should Holder not affirmatively elect option (a) or (b), then the Warrant will automatically convert in full with respect to all remaining Shares for which the Warrant is then exercisable and such conversion will be deemed effective immediately prior to the consummation of such Liquidation Event with payment owed on the full exercise price on a cashless basis pursuant to Section 3(b). The Company shall provide Holder with written notice of the foregoing (together with such information as Holder may reasonably request in connection with such contemplated Liquidation Event giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing or occurrence, as applicable, of the proposed Liquidation Event. 5. Certificates for Shares. As soon as practicable upon the exercise of this Warrant, the Company shall issue the Holder a certificate (or book-entry entitlement) for the number of Shares so purchased and, if such exercise is in part, a new warrant (dated the date hereof) of like tenor representing the remaining number of Shares purchasable under this Warrant. Holder shall be deemed to own and have all of the rights associated with any Shares or other securities or property to which it is entitled pursuant to this Warrant upon the exercise or conversion of the Warrant in accordance with Section 3. 6. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation on surrender and cancellation of this Warrant, the Company shall promptly execute and deliver, in lieu of this Warrant, a new warrant of like tenor. 7. Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. 8. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment 3 from time to time as follows (but not so as to result in any double adjustment and only as to preserve relative present value): 8.1 Merger, Consolidation or Sale of Assets. If at any time there shall be a merger or a consolidation of the Company with or into another entity when the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company in one or a series of related transactions, then, as part of such merger, consolidation or sale of assets, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor entity resulting from such merger, consolidation or sale, to which the Holder as the holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled in such merger, consolidation or sale if this Warrant had been exercised immediately before such merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the merger, consolidation or sale. This provision shall apply to successive mergers or consolidations. 8.2 Reclassification, Recapitalization, etc. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant (other than a Liquidation Event which is subject to the provisions of Section 4), Holder shall be entitled to receive, upon exercise or conversion of this Warrant the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant. The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 8 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events. 8.3 Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. 8.4 Common Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired pays a dividend with respect to Common Stock payable in shares of Common Stock, or make any other distribution with respect to Common Stock payable in shares of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution. 8.5 Other Dividends. In case the Company at any time pays a dividend or makes a distribution on its Common Stock (other than a dividend or distribution in shares of Common Stock), the Holder shall receive the cash, other securities or property which the Holder would have been entitled to receive if the Holder had exercised this Warrant immediately prior to the record date for the determination 4 of stockholders entitled to receive such dividend or distribution; provided that with respect to any portion of the Shares that are unvested as of such record date, the Holder shall receive such cash, other securities or property upon the vesting of such Shares under this Warrant. The amount of any such other securities and property which the Holder shall thereafter be entitled to receive upon the exercise of this Warrant shall be subject to adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to those contained herein with respect to the Common Stock of the Company. The provisions of this Section 8.5 shall similarly apply to successive dividends or distributions of the character specified above. 8.6 Adjustment of Number of Shares. Whenever an adjustment is made in the Exercise Price pursuant to any of Section 8.1 through 8.5, the total number of shares of Common Stock acquired upon exercise of this Warrant shall also be adjusted, to the nearest whole Share, to the product obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment in the Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Exercise Price immediately after such adjustment. 8.7 Other Adjustment Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions, then the Board will make an appropriate adjustment in the Exercise Price and the number of Shares so as to achieve the intended result of the Warrant; provided that no such adjustment pursuant to this Section 8.7 will increase the Exercise Price or decrease the number of Shares as otherwise determined pursuant to this Section 8. 8.8 Notice of Adjustments; Other Notices. Whenever the Exercise Price or number or type of securities issuable hereunder shall be adjusted pursuant to any provision of this Section 8, the Company shall issue and provide to the Holder, subject to the following sentence, prior written notice setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares of Common Stock purchasable hereunder after giving effect to such adjustment. In addition, so long as this Warrant shall be outstanding, (i) if the Company shall declare any dividend or make any distribution upon the Common Stock or (ii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another entity, sale, lease or transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, where such aforementioned events are not within the Liquidation Event, then in each such case, the Company shall cause to be mailed to the Holder, at least fifteen (15) days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend or distribution, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up. 9. Reservation of Stock. The Company agrees during the term the rights under this Warrant are exercisable to reserve and keep available from its authorized and unissued shares of Common Stock for the purpose of effecting the delivery upon exercise of this Warrant such number of validly issued, fully paid and nonassessable shares of Common Stock as shall from time to time be deliverable upon the exercise of this Warrant. 5

10. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional Shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect. 11. Representations and Warranties of the Company. The Company represents and warrants to the Holder as follows: (a) the execution and delivery of this Warrant have been duly and properly authorized by all requisite corporate action of the Company, and no consent of any other person is required as a prerequisite to the validity and enforceability of this Warrant that has not been obtained. The Company has the full legal right, power and authority to execute and deliver this Warrant and to perform its obligations hereunder. (b) the Company is not a party to or otherwise subject to any contract or agreement that restricts or otherwise affects its right to execute and deliver this Warrant or to perform its obligations hereunder (including the issuance of Shares), except where all necessary consents or waivers have been obtained. Neither the execution, delivery nor performance of this Warrant (including the issuance of Shares) will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in any violation of, result in the creation of any lien upon any properties of the Company under, require any consent, approval or other action by or notice to or filing with any court or governmental body pursuant to, the Company’s certificate of incorporation or bylaws, any award of any arbitrator or any agreement, instrument or law to which the Company is subject or by which it is bound. (c) the Company shall take all such actions as may be necessary to ensure that all such Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting the Shares may be listed at the time of such exercise. 2. Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows: (a) Own Account. This Warrant and the Shares issuable upon exercise hereof are being acquired for its own account, for investment and not with a view to the public resale or distribution within the meaning of the Securities Act and the Holder has no present intention, and upon exercise or conversion will have no intention, of selling or engaging in any public distribution of the same except pursuant to a registration or exemption. Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares. (b) Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access. (c) Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of 6 its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons. (d) Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act. 3. Warrants Nontransferable. This Warrant is nontransferable, except for transfers by a Holder (i) that is a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) that is a corporation transferring to a wholly-owned subsidiary or parent corporation that owns all of the capital stock of the Holder, (iii) that is a limited liability company transferring to its members or former members in accordance with their interests in the limited liability company, (iv) that is an individual transferring to a family member or trust for the benefit of the Holder, (v) to an Affiliate of such Holder or member of the Holder group, and (vi) to any successor to all or substantially all of the Holder’s business, whether by sale of stock, or assets, merger, consolidation or otherwise. 4. Notices. All notices hereunder shall be effective when given, and shall be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile or email transmission, if delivered by facsimile or email transmission with copy by first class mail, postage prepaid, and shall be addressed at such address as the Holder or the Company (as applicable) shall have furnished in writing. All communications sent to the Company shall be sent to: Archer Aviation Inc. 190 W. Tasman Drive, San Jose, CA 95134, Attention: General Counsel, email: legal@archer.com, with a copy to the Company’s counsel at Fenwick & West LLP, 801 California Street, Mountain View, CA 94041, Attention: Patrick Grilli, email: pgrilli@fenwick.com. All communications sent to the Holder shall be sent to: Blue Skies Consulting & Trading Limited, 8th Floor, China Hong Kong Tower, 8-12 Hennessy Road, Wan Chai, Hong Kong , Attention: Philippe Combet, email: philippe@blueskiesconsultants.com. 5. Governing Law, Jurisdiction, Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Warrant shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any action arising out of or relating to this Warrant brought by any party hereto, and (b) agree not to commence any action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action arising out of or relating to this Warrant or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of 7 the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the action in any such court is brought in an inconvenient forum, (ii) the venue of such action is improper or (iii) this Warrant, or the subject matter hereof, may not be enforced in or by such courts. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS WARRANT IS HEREBY WAIVED. 6. Amendments and Waivers. No modification of or amendment to this Warrant, nor any waiver of any rights under this Warrant, will be effective unless in a writing signed by both parties. Waiver by the Holder of a breach of any provision of this Warrant will not operate as a waiver of any other or subsequent breach. 7. No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Warrant against impairment. 8. Counterparts. The Warrant may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Facsimile copies or pdf copies of signature pages shall be binding originals. [Signature page follows] 8

The Company has caused this Warrant to be issued as of the date first written above. ARCHER AVIATION INC. By: _____________________________ Name: Title: ACKNOWLEDGED AND AGREED (and the Holder hereby makes the representations and warranties by Holder set forth above): HOLDER: Blue Skies Consulting and Trading Limited By: _____________________________ Name: [ ] Title: [ ]

EXHIBIT A NOTICE OF EXERCISE TO: Archer Aviation Inc. 190 W. Tasman Drive San Jose, CA 95134 Capitalized terms used but not defined in this Notice of Exercise have the meanings set forth in the attached Warrant. 1. The undersigned hereby elects to purchase __________ Shares pursuant to the terms of the attached Warrant. 2. Method of Exercise (Please initial the applicable blank): ____ The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith or by concurrent wire transfer payment in full for the Exercise Price of the Shares being purchased, together with all applicable transfer taxes, if any. ____ The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 3(b) of the Warrant. 3. Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below: _________________________________ (Name) _________________________________ _________________________________ (Address) 4. The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such Shares and all representations and warranties of the undersigned set forth in the attached Warrant are true and correct as of the date hereof. ______________________________ (Signature) ______________________________ (Name) ______________________________ ______________________________ (Date) (Title)

EXHIBIT B VESTING TERMS The Shares issuable under this Warrant will become vested and exercisable during the term of the Statement of Work in nine (9) separate tranches as described in Table 1 below: Table 1 Tranche Shares Date Such Shares Become Vested and Exercisable 1 15,562 April 30, 2024 2 5,186 May 31, 2024 3 5,186 June 30, 2024 4 5,186 July 31, 2024 5 5,186 August 31, 2024 6 5,186 September 30, 2024 7 5,186 October 31, 2024 8 5,186 November 30, 2024 9 5,186 December 31, 2024 2

In the event the Statement of Work is terminated by Holder for any reason or by the Company due to a breach of Holder’s obligations under the Statement of Work, any Shares issuable under this Warrant that have not become vested and exercisable on or prior to the date of such termination shall be deemed forfeited by Holder and no longer capable of becoming vested and exercisable. In the event the Statement of Work is terminated by the Company for any reason (other than a breach of Holder’s obligations under the Statement of Work), any Shares that are scheduled to vest pursuant to Table I above during the month of the effective date of the termination and the immediately following month (if any) shall continue to vest in the amounts and on the dates specified in Table I and any other Shares issuable under this Warrant that have not become vested and exercisable on or prior to the date of such termination shall be deemed forfeited by Holder and no longer capable of becoming vested and exercisable. In no event will termination of the Statement of Work for any reason have any effect on Shares issuable under this Warrant that have become vested and exercisable on or prior to the date of such termination. 3